Exhibit 10.4

HEALTHWAYS, INC.
2014 STOCK INCENTIVE PLAN
NON-QUALIFIED STOCK OPTION AWARD AGREEMENT
 (EXECUTIVE OFFICERS AND OTHER SENIOR OFFICERS)
THIS NON-QUALIFIED STOCK OPTION AGREEMENT (this "Agreement") is made and entered into on GRANT DATE (the "Grant Date"), by and between HEALTHWAYS, INC., a Delaware corporation (the "Company"), including its subsidiary corporations, and PARTICIPANT NAME (the "Colleague").
WHEREAS, the Company desires to afford the Colleague an opportunity to purchase shares of Common Stock, $.001 par value per share ("Common Stock"), of the Company, in accordance with the provisions of the Company's 2014 Stock Incentive Plan (the "Plan").
NOW, THEREFORE, in consideration of the mutual covenants set forth in this Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:
1.            Grant of Option.  Company hereby grants to the Colleague the option (this "Option"), exercisable in whole or in part, to purchase NUMBER OF SHARES shares of the Company's Common Stock, for an exercise price of EXERCISE PRICE per share.
2.            Option Plan.  This Option is granted as a non-qualified stock option under the Plan, and is not intended to qualify as an incentive stock option, as that term is used in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").  This means that, at the time the Colleague exercises all or any portion of this Option, the Colleague will have taxable income equal to any positive difference between the market value of the Common Stock at the date of the exercise and the option exercise price paid for the Common Stock under this Option as shown in Section 1 of this Agreement.
The Colleague hereby acknowledges receipt of a copy of the Plan and agrees to be bound by all the terms and provisions thereof, which are incorporated herein by reference and made a part hereof.  The terms of this Agreement are governed by the terms of the Plan, and in the case of any inconsistency between the terms of this Agreement and the terms of the Plan, the terms of the Plan shall govern.  Terms not otherwise defined herein shall have the meanings given to them in the Plan.
3.            Timing of Exercise.  The Colleague may exercise this Option with respect to the percentage of shares set forth below from and after the dates specified below:
Percentage Vested	Date of Vesting
25% 50% 75% 100%	One Year from Grant Date Two Years from Grant Date Three Years from Grant Date Four Years from Grant Date

This Option will expire ten (10) years from the Grant Date.

4.            Manner of Exercise.  This Option may be exercised by the Colleague (or other person entitled to exercise this Option under Section 5 of this Agreement) by providing notice to the stock plan administrator of the Colleague's or such other person's intent to exercise this Option, and providing to the stock plan administrator all required information necessary to complete the exercise transaction. Such notice shall not be effective unless accompanied by the full purchase price for all shares so purchased within the timeframe required by the plan administrator.  The purchase price shall be payable in cash, personal check (subject to collection), bank draft or such other method as the Committee may determine from time to time.  In the Committee's discretion, the purchase price may also be paid by the tender of, by either actual delivery or attestation, Common Stock acceptable to the Committee and valued at its Fair Market Value on the date of exercise or through a combination of Common Stock and cash.  The purchase price shall be calculated as the number of shares to be purchased times the option exercise price per share as shown in Section 1 of this Agreement.  The Company shall have the right to require the Colleague to remit to the Company an amount sufficient to satisfy any federal, state and local withholding tax requirements prior to the delivery of any certificate for such shares, which may be paid as set forth in Section 5.5 of the Plan.
5.            Nontransferability of Option.  This Option shall not be transferable by the Colleague otherwise than by will or by the laws of descent and distribution, and is exercisable during the Colleague's lifetime only by the Colleague.  The terms of this Option shall be binding on the executors, administrators, heirs and successors of the Colleague.
6.            Termination of Employment.
(a)            Termination by the Company for Cause.  If the Colleague's employment with the Company is involuntarily terminated for Cause, then all shares subject to the Option granted hereunder not previously exercisable and vested will be forfeited and the Colleague shall have no further rights with respect to such shares, and any shares subject to the Option granted hereunder that are exercisable and vested prior to the date of such termination may be exercised by the Colleague for a period of three months from the date of such termination of employment or the expiration of the Option's term, whichever period is the shorter.
(b)            Termination by Reason of Retirement.  If the Colleague's employment by the Company terminates by reason of Retirement, as defined in the Plan, the shares subject to the Option granted hereunder not previously exercisable and vested shall vest but continue to become first exercisable upon the schedule set forth in Section 3 (or otherwise) as if the Colleague had continued employment through each such Vesting Date and, upon becoming exercisable, the Option may be exercised until the expiration of the stated term of the Option.
(c)            Termination by the Company without Cause or by the Colleague for Good Reason.  If Colleague's employment with the Company (i) is involuntarily terminated by the Company for any reason other than termination for Cause, or (ii) is terminated by the Colleague for Good Reason, then all shares subject to the Option granted hereunder not previously exercisable and vested prior to the date of such termination shall immediately vest and may be exercised by the Colleague for a period of three months from the date of such termination of employment or the expiration of the Option's term, whichever period is the shorter.  For purposes of this Section 6(c), the term "Good Reason" shall mean (x) a material reduction in the Colleague's base salary (unless such reduction is part of an across the board reduction affecting all Company executives with a comparable title), or (y) a requirement by the Company to relocate the Colleague to a location that is greater than 25 miles from the location of the office in which the Colleague performs his or her duties at the time of such relocation.

(d)            Termination by Reason of Death or Disability.  If the Colleague's employment by the Company terminates by reason of death or Disability (as defined in the Plan), the shares subject to the Option granted hereunder not previously exercisable and vested shall immediately vest and this Option may thereafter be exercised by the Colleague or, in the case of the Colleague's death, by the legal representative of the estate or by the legatee of the Colleague under the will of the Colleague, until the expiration of the stated term of the Option.
(e)      Other Termination.  If the Colleague's employment by the Company is  terminated for any reason other than as described in Sections 6(a) through 6(d) above, the Option shall thereupon terminate, except that the Option may be exercised by the Colleague, to the extent otherwise then exercisable, for a period of three months from the date of such termination of employment or the expiration of the Option's term, whichever period is the shorter.
7.            Restrictions on Purchase and Sale of Shares.  The Company shall be obligated to sell or issue shares pursuant to the exercise of this Option only in the event that the shares are at that time effectively registered or otherwise exempt from registration under the Securities Act of 1933, as amended (the "1933 Act").  In the event that the shares are not registered under the 1933 Act, the Colleague hereby agrees that, as a further condition to the exercise of this Option, the Colleague (or his or her successor under Section 5 of this Agreement), if the Company so requests, will execute an agreement in form satisfactory to the Company in which the Colleague represents that he or she is purchasing the shares for investment purposes, and not with a view to resale or distribution.  The Colleague further agrees that if the shares of Common Stock to be issued upon the exercise of this Option are not subject to an effective registration statement filed with the Securities and Exchange Commission pursuant to the requirements of the 1933 Act, such shares shall bear an appropriate restrictive legend.
8.            Option Award Subject to Recoupment Policy.  The award of this Option is subject to the Healthways, Inc. Compensation Recoupment Policy (the "Policy").  The award of this Option, or any amount traceable to the award of this Option, shall be subject to the recoupment obligations described in the Policy.
9.            Adjustment.  In the event of any merger, reorganization, consolidation, recapitalization, extraordinary cash dividend, stock dividend, stock split or other change in corporate structure affecting the Common Stock, the number of shares of Common Stock of the Company subject to this Option and the price per share of such shares shall be equitably and proportionately adjusted by the Committee in accordance with the Plan.

10.            Change in Control.  If the Colleague's employment with the Company (or its successor company) (a) is involuntarily terminated within 12 months following a Change in Control for any reason other than termination for Cause, or (b) is terminated by the Colleague for Good Reason within 12 months following a Change in Control, this Option shall immediately vest, become fully exercisable and may thereafter be exercised for 12 months (or the expiration of the Option's stated term, whichever period is the shorter); provided, that if the successor of the Company in the Change in Control does not assume or substitute an equivalent award, then the Company may take such actions as provided under Section 10 of the Plan. For purposes of this Agreement, the term "Good Reason" shall mean (a) a material reduction in the Colleague's base salary or incentive compensation, (b) a requirement by the Company (or its successor company) to relocate the Colleague to a location that is greater than 25 miles from the location of the office in which the Colleague performs his or her duties at the time of such relocation, or (c) a failure by the successor person or entity, or the Board, either to honor the Colleague's employment agreement with the Company existing at the time a Change in Control occurs or to present Colleague with an employment agreement containing provisions substantially similar to such employment agreement or otherwise satisfactory to Colleague and which is executed by Colleague.
11.            No Rights Until Exercise.  The Colleague shall have no rights hereunder as a stockholder with respect to any shares subject to this Option until the date on which a stock certificate or book-entry shares are issued to him or her for such shares upon the exercise of this Option in accordance with this Agreement.
12.            Confidentiality, Non-solicitation and Non-Compete.  It is the interest of all colleagues to protect and preserve the assets of the Company. In this regard, in consideration for granting this Option and as conditions of the Colleague's ability to exercise this Option, the Colleague acknowledges and agrees that:
(a)            Confidentiality. In the course of the Colleague's employment, the Colleague will have access to trade secrets and other confidential information of the Company and its clients.  Accordingly, the Colleague agrees that, without the prior written consent of the Company, the Colleague will not, other than in the normal conduct of the Company's business affairs, divulge, furnish, publish or use for personal benefit or for the direct or indirect benefit of any other person or business entity, whether or not for monetary gain, any trade secrets or confidential or proprietary information of the Company or its clients, including, without limitation, any information relating to any business methods, marketing and business plans, financial data, systems, customers, suppliers, policies, procedures, techniques or research developed for the benefit of the Company or its clients.  Proprietary information includes, but is not limited to, information developed by the Colleague for the Company while employed by the Company.  The obligations of the Colleague under this paragraph will continue after the Colleague has left the employment of the Company.  The Colleague agrees that upon leaving the employment of the Company, the Colleague will return to the Company all property and confidential information in the Colleague's possession and agrees not to copy or otherwise record in any way such information.
(b)            Non-Solicitation.  While employed by the Company and for a period of two years thereafter, the Colleague shall not, upon the Colleague's own behalf or on behalf of any other person or entity, directly or indirectly,
- hire or solicit to leave the employ of the Company any person employed by or under contract as an independent contractor to the Company; or

- contact, solicit, entice away, or divert any healthcare and/or well-being support services, coaching or management business from any person or entity who is a client or with whom the Company was engaged in discussions as a potential client within one year prior to the date of termination of the Colleague.
(c)            Non-Compete.  While employed by the Company and continuing during the period while any amounts are being paid to the Colleague and for a period of 18 months thereafter, the Colleague will not own or be employed by or assist anyone else in the conduct of any business (i) which is in competition with any business conducted by the Company or (ii) which the Colleague knows the Company was actively evaluating for possible entry, in either case in the United States or in any other jurisdiction in which the Company is engaged in business or has been engaged in business during the Colleague's employment by the Company, or in such jurisdictions where the Colleague knows the Company is actively pursuing business opportunities at the time of the Colleague's termination of employment with the Company; provided that ownership of five percent (5%) or less of the voting stock or other ownership interests of any business entity that is listed on a national securities exchange shall not constitute a violation hereof.
In the event the Colleague breaches any provisions of this Section 12, this Option shall immediately expire and may not be exercised, and the Company shall be entitled to seek other appropriate remedies it may have available in connection with such breach.
13.            Amendment.  Subject to the restrictions contained in the Plan, the Committee may amend the terms of this Agreement, prospectively or retroactively, but, subject to Section 9 above, no such amendment shall impair the rights of the Colleague hereunder without the Colleague's consent.
14.            No Right to Continued Employment.  The grant of this Option shall not be construed as giving the Colleague the right to be retained in the employ of the Company, and the Company may at any time dismiss the Colleague from employment, free from any liability or any claim under the Plan.
15.            Notices.  All notices required to be given under this Option shall be deemed to be received if delivered or mailed as provided for herein, to the parties at the following addresses, or to such other address as either party may provide in writing from time to time.

To the Company:	Healthways, Inc.
701 Cool Springs Boulevard
Franklin, Tennessee 37067

To the Colleague:	PARTICIPANT NAME
(Colleague name and address)	Address on File
at Healthways

16.            Severability.  If any provision of this Agreement is, or becomes, or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any person or the award of this Option, or would disqualify the Plan or this Option under any laws deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or this Agreement, such provision shall be stricken as to such jurisdiction, person or the award, and the remainder of the Plan and this Agreement shall remain in full force and effect.

17.            Governing Law.  The validity, construction and effect of this Agreement shall be determined in accordance with the laws of the State of Delaware without giving effect to conflicts of laws principles.
18.            Interpretation; Resolution of Disputes.  It is expressly understood that the Committee is authorized to administer, construe and make all determinations necessary or appropriate to the administration of the Plan and this Agreement, all of which shall be binding upon the Colleague.  Any dispute or disagreement which may arise under, or as a result of, or in any way related to, the interpretation, construction or application of this Agreement shall be determined by the Committee.  Any determination made hereunder shall be final, binding and conclusive on the Colleague and the Company for all purposes.
19.            Successors in Interest.  This Agreement shall inure to the benefit of and be binding upon any successor to the Company.  This Agreement shall inure to the benefit of the Colleague's legal representative and permitted assignees.  All obligations imposed upon the Colleague and all rights granted to the Company under this Agreement shall be binding upon the Colleague's heirs, executors, administrators, successors and assignees.

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IN WITNESS WHEREOF, the parties have caused the Stock Option Award Agreement to be duly executed as of the day and year first above written.

HEALTHWAYS, INC.:

/s/ Ben R. Leedle, Jr.
Name:    Ben R. Leedle, Jr.
Title:    Chief Executive Officer

Colleague: PARTICIPANT NAME

Online Grant Acceptance Satisfies Signature Requirement